EXHIBIT 99.1
                                                   FOR MORE INFORMATION CONTACT:
                                                       James J. Byrnes, Chairman
                                                      James W. Fulmer, President
                                                            Richard D. Farr, CFO
                                            Tompkins Trustco, Inc.  607.273.3210


FOR IMMEDIATE RELEASE
August 15, 2000


ITHACA, NY - TOMPKINS TRUSTCO, INC. (TMP - AMERICAN STOCK EXCHANGE)


         Tompkins Trustco, Inc. announced today that its Board of Directors has authorized the repurchase of up to 400,000 shares of the Company's outstanding common stock. Purchases may be made on the open market or in privately negotiated transactions, over the next 24 months.

         James J. Byrnes, Chairman and Chief Executive Officer, commented, "We believe that the repurchase of our stock represents a good investment opportunity for the Company at this time and will provide long term benefit to the Company and its shareholders."

         Tompkins Trustco, Inc. is a three bank holding company, headquartered in Ithaca, New York and operating three community banks: Tompkins County Trust Company, The Bank of Castile and The Mahopac National Bank. Assets at June 30th totaled approximately $1.3 billion. The Company currently has approximately 6,991,000 shares outstanding.


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM OF 1995:


         This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risk, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

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